                                  EXHIBIT 99.1

                                TABLE OF CONTENTS

                                                                        PAGE NO.
                                                                        --------
Reports of Independent Public Accountants                                  5

Consolidated Balance Sheets                                                7

Consolidated Statements of Income                                          8

Consolidated Statements of Changes in Stockholder's Equity                 9

Consolidated Statements of Cash Flows                                     10

Notes to Consolidated Financial Statements                                12

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Bristol Hotel Asset Company

We have audited the accompanying consolidated balance sheets of Bristol Hotel Asset Company (a Delaware corporation) as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bristol Hotel Asset Company as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.




ARTHUR ANDERSEN LLP

Dallas, Texas
     February 6, 1998 (except with respect
     to the matter discussed in Note 18,
     as to which the date is March 25, 1998)

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Bristol Hotel Asset Company

In our opinion, the accompanying consolidated statements of income, of changes in equity and of cash flows for Bristol Hotel Asset Company ("Company"), present fairly, in all material respects, the results of its operations and its cash flows for the eleven months ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.





PRICE WATERHOUSE LLP



Dallas, Texas
February 23, 1996

                           BRISTOL HOTEL ASSET COMPANY
                           CONSOLIDATED BALANCE SHEET
                             (Dollars in thousands)

                                                                                           December 31,
                                                                                    --------------------------
                                                                                       1997           1996
                                                                                    ----------     ----------
                                     ASSETS

Current assets
     Cash and cash equivalents ................................................     $   85,996     $    4,666
     Trading securities .......................................................            103            116
     Accounts receivable (net of allowance of $2,255 and $344)) ...............         29,675         10,501
     Inventory ................................................................          8,140          3,320
     Deposits .................................................................          7,567          5,404
     Other current assets .....................................................          1,601            950
                                                                                    ----------     ----------
              Total current assets ............................................        133,082         24,957
                                                                                    ----------     ----------

Property and equipment (net of accumulated
    depreciation of $75,925 and $31,071) ......................................      1,406,776        552,564

Other assets
     Restricted cash ..........................................................          9,662          3,069
     Investment in joint venture, net .........................................          8,101             --
     Goodwill (net of accumulated amortization of $868 and $0) ................         51,705             --
     Deferred charges and other noncurrent assets
         (net of accumulated amortization of $180 and $1,093) .................         13,124          8,174
                                                                                    ----------     ----------

              Total assets ....................................................     $1,622,450     $  588,764
                                                                                    ==========     ==========


                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities
     Current portion of long-term debt ........................................     $    8,137     $   15,769
     Accounts payable and accrued expenses ....................................         31,340         13,765
     Accrued construction costs ...............................................          1,330          4,797
     Accrued property, sales and use taxes ....................................         15,880          7,346
     Accrued insurance ........................................................          9,530          6,920
     Advance deposits .........................................................          1,156            278
                                                                                    ----------     ----------
              Total current liabilities .......................................         67,373         48,875
                                                                                    ----------     ----------

Long-term debt, excluding current portion .....................................        666,312        148,585
Deferred income taxes .........................................................        240,497         75,619
Other liabilities .............................................................          2,702          2,351
                                                                                    ----------     ----------
              Total liabilities ...............................................        976,884        275,430
                                                                                    ----------     ----------

Additional paid-in capital ....................................................        590,995        286,465
Foreign currency translation adjustment .......................................            286             --
Retained earnings .............................................................         54,285         26,869
                                                                                    ----------     ----------
              Total stockholder's equity ......................................        645,566        313,334
                                                                                    ----------     ----------

              Total liabilities and stockholder's equity ......................     $1,622,450     $  588,764
                                                                                    ==========     ==========



       The accompanying notes are an integral part of these consolidated financial statements.

                           BRISTOL HOTEL ASSET COMPANY
                        CONSOLIDATED STATEMENT OF INCOME
                             (Dollars in thousands)

                                                                                                          Eleven Months
                                                                           Year Ended December 31,      Ended December 31,
                                                                       ------------------------------   ------------------
                                                                            1997            1996               1995
                                                                       -------------    -------------   ------------------
REVENUE:
     Rooms    ....................................................     $     374,929    $     149,794     $     115,771
     Food and beverage............................................            92,167           44,344            36,070
     Management fees..............................................             3,312            2,513             1,382
     Other    ....................................................            29,448           15,189            11,972
                                                                       -------------    -------------     -------------
              Total revenue.......................................           499,856          211,840           165,195
                                                                       -------------    -------------     -------------

OPERATING COSTS AND EXPENSES:
     Departmental expenses:
         Rooms....................................................           104,455           37,706            32,692
         Food and beverage........................................            69,310           31,282            27,118
         Other....................................................             9,269            4,528             4,258
     Undistributed operating expenses:
         Administrative and general...............................            43,942           18,266            16,184
         Marketing................................................            34,072           15,555            12,070
         Property operating costs.................................            43,875           17,499            16,313
         Property taxes, rent and insurance ......................            35,126            8,147             5,761
         Rent paid to affiliates..................................            -                 2,756             2,664
         Depreciation and amortization............................            39,228           18,377            13,505
         Corporate expense........................................            24,450           10,958             8,035
                                                                       -------------    -------------     -------------
Operating income..................................................            96,129           46,766            26,595
                                                                       -------------    -------------     -------------

Other (income) expenses:
     Interest expense.............................................            35,414            9,255            18,095
     Equity in earnings of joint ventures.........................            (1,293)              --                --
     Other    ....................................................                --               --               257
                                                                       -------------    -------------     -------------

Income before minority interest, income taxes and
   extraordinary item.............................................            62,008           37,511             8,243
Minority interest.................................................                --               --               173
                                                                       -------------    -------------     -------------
Income before income taxes and extraordinary item.................            62,008           37,511             8,070
Income taxes......................................................            24,681           13,883             2,921
                                                                       -------------    -------------     -------------
Income before extraordinary item..................................            37,327           23,628             5,149
Extraordinary loss on early extinguishment of debt,
   net of tax ....................................................             9,765               --             1,908
                                                                       -------------    -------------     -------------

Net income........................................................     $      27,562    $      23,628     $       3,241
                                                                       =============    =============     =============








        The accompanying notes are an integral part of these consolidated financial statements.

                           BRISTOL HOTEL ASSET COMPANY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                             (Dollars in thousands)


                                                                              UNREALIZED
                                              COMMON STOCK        ADDITIONAL  GAIN(LOSS)   CUMULATIVE    RETAINED
                                           --------------------    PAID-IN        ON       TRANSLATION   EARNINGS
                                            SHARES     AMOUNT      CAPITAL    SECURITIES    ADJUSTMENT   (DEFICIT)      TOTAL
                                           --------- ----------   ----------  ----------   -----------  ----------    ---------
Balance at January 31, 1995 ............        --   $      --     $      --   $   --      $    --      $     --       $     --
   Unrealized gain on securities, net ..        --          --            --      262           --            --            262
   Issuance of common stock ............     1,000          --            --       --           --            --             --
   Equity contributions by
      Parent Company ...................        --          --       295,608       --           --            --        295,608
   Net income ..........................        --          --            --       --           --         3,241          3,241
                                             -----   ---------     ---------   ------      -------      --------       --------

Balance at December 31, 1995 ...........     1,000          --       295,608      262           --         3,241        299,111
   Reclass securities to trading .......        --          --            --     (262)          --            --           (262)
   Equity distributions to
      Parent Company ...................        --          --        (9,143)      --           --            --         (9,143)
   Net income ..........................        --          --            --       --           --        23,628         23,628
                                             -----   ---------     ---------   ------      -------      --------       --------

Balance at December 31, 1996 ...........     1,000          --       286,465       --           --        26,869        313,334
   Equity contribution by Parent
      Company ..........................        --          --       304,530       --           --            --        304,530
   Stock split .........................        --          --            --       --           --          (146)          (146)
   Foreign currency translation ........        --          --            --       --          286            --            286
   Net Income ..........................        --          --            --       --           --        27,562         27,562
                                             -----   ---------     ---------   ------      -------      --------       --------

Balance, December 31, 1997 .............     1,000   $      --     $ 590,995   $   --      $   286      $ 54,285       $645,566
                                             =====   =========     =========   ======      =======      ========       ========



        The accompanying notes are an integral part of these consolidated financial statements.

                           BRISTOL HOTEL ASSET COMPANY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             (Dollars in thousands)


                                                                                                      Eleven Months
                                                                      Year Ended December 31,       Ended December 31,
                                                                      -------------------------    -------------------
                                                                         1997           1996             1995
                                                                      ---------      ----------    -------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income .................................................     $  27,562      $  23,628         $   3,241
     Adjustments to reconcile net income to net cash
        provided by operating activities:
         Depreciation and amortization ..........................        39,228         18,377            13,505
         Amortization of deferred financing costs ...............         1,735          1,011                --
         Equity in earnings of joint ventures ...................        (1,575)            --                --
         Unrealized gain on marketable securities ...............            --           (378)               --
         Non-cash portion of foreign currency translation .......           286             --                --
         Extraordinary loss on early extinguishment
            of debt, net of tax .................................         9,473             --             1,908
         Other ..................................................            --             --               602
     Changes in assets and liabilities:
         Net change in working capital ..........................         2,142          2,635              (714)
         Decrease (increase) in restricted cash .................        (6,593)        (2,449)            2,860
         Increase (decrease) in other liabilities ...............           217           (460)           (4,440)
         Increase in advance deposits ...........................           878             --                --
         Deferred income taxes ..................................         5,850          6,171              (326)
                                                                      ---------      ---------         ---------

              Net cash provided by operating activities .........        79,203         48,535            16,636
                                                                      ---------      ---------         ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Improvements to property and equipment .....................       (53,663)       (93,936)          (60,941)
     Holiday Inn Acquisition, net of costs ......................      (399,113)            --                --
     Purchases of property and equipment
        (net of associated debt) ................................       (74,877)        (6,300)          (20,000)
     Sale of property and equipment .............................            --             --             4,711
     Sales of marketable securities .............................            --            726                --
                                                                      ---------      ---------         ---------

              Net cash used in investing activities .............      (527,653)       (99,510)          (76,230)
                                                                      ---------      ---------         ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Distributions to predecessor equity holders ................            --             --            (4,140)
     Proceeds from Refinancing ..................................       600,000             --                --
     Proceeds from New Credit Facility ..........................       560,000             --                --
     Repayment of New Credit Facility ...........................      (560,000)            --                --
     Early extinguishment of long-term debt .....................      (133,540)            --                --
     Principal payments and extinguishment of
        long-term debt ..........................................        (8,187)        (5,266)         (156,612)
     Proceeds from issuance of long-term debt ...................        43,410         66,976            55,487
     Contribution from (distribution to) Parent Company .........        49,327         (9,143)           62,809
     Proceeds from affiliate ....................................            --             --            19,900
     Proceeds from offering, net of offering costs ..............            --             --            88,557
     Increase in deferred charges and other
        non-current assets ......................................       (21,230)        (4,832)           (4,121)
     Other ......................................................            --             --               207
                                                                      ---------      ---------         ---------
              Net cash provided by financing activities .........       529,780         47,735            62,087
                                                                      ---------      ---------         ---------


        The accompanying notes are an integral part of these consolidated financial statements.

                           BRISTOL HOTEL ASSET COMPANY
                CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)
                             (Dollars in thousands)

                                                                                                 Eleven Months
                                                                 Year Ended December 31,       Ended December 31,
                                                               ---------------------------     ------------------
                                                                 1997            1996                  1995
                                                               --------     --------------     ------------------
Net increase (decrease) in cash and cash equivalents .....     $ 81,330     $       (3,240)         $  2,493

Cash and cash equivalents at beginning of period .........        4,666              7,906             5,413
                                                               --------     --------------          --------

Cash and cash equivalents at end of period ...............     $ 85,996     $        4,666          $  7,906
                                                               ========     ==============          ========

Supplemental cash flow information:
     Interest paid .......................................     $ 31,852     $        9,907          $ 17,390
                                                               ========     ==============          ========
     Income taxes paid ...................................     $ 10,942     $        5,852          $  2,685
                                                               ========     ==============          ========

Non-cash investing and financing activities:
     Debt assumed to acquire property and equipment ......     $  8,412     $           --          $ 12,100
                                                               ========     ==============          ========

Sale of non-hotel properties for assumption of liabilities     $     --     $           --          $  4,723
                                                               ========     ==============          ========

Purchase of minority interest for common stock ...........     $     --     $           --          $  1,110
                                                               ========     ==============          ========

Distribution to Parent Company ...........................     $ 49,327     $           --          $232,799
                                                               ========     ==============          ========
Parent Company common stock issued in
   Holiday Inn Acquisition ...............................     $267,967     $           --          $     --
                                                               ========     ==============          ========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                           BRISTOL HOTEL ASSET COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   BUSINESS AND BASIS OF PRESENTATION

     Bristol Hotel Asset Company (together with its subsidiaries, collectively, the "Company") is a Delaware corporation which began operations on December 18, 1995 by issuing 1,000 shares of common stock ($.01 par value) to Bristol Hotel Company (the "Parent Company") at $1.00 per share in exchange for the Parent Company's investment in certain subsidiaries. The Company owns 84 hotels and manages an additional eight hotels, one of which is owned by a joint venture in which the Company owns a 50% interest.

     The Parent Company is a Delaware corporation which began operations in February 1995 after the acquisitions of Harvey Hotel Company, Ltd. and its subsidiaries (together, "Harvey Hotel Companies" or "Predecessor") and United Inns, Inc. ("United Inns") (collectively, the "Combination"). The Parent Company owns 86 hotels and manages 15 additional hotels, two of which are owned by joint ventures in which the Parent Company owns a 50% interest. The Parent Company acquired the ownership and/or management of 60 of these properties on April 28, 1997 (the "Holiday Inn Acquisition").

     The operating results of the Company are substantially the operating results of the Parent Company for the related period; therefore, these financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Parent Company's Annual Report on Form 10-K for the year ended December 31, 1997.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPALS OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

     CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include unrestricted cash in banks and cash on hand. Liquid investments purchased with an original maturity of three months or less are considered to be cash equivalents.

     TRADING SECURITIES

     Marketable securities consist primarily of equity securities and mutual fund shares. Equity securities have been classified as (i) available for sale, which are reported at fair value, with net unrealized gains and losses excluded from earnings and reported as a separate component of changes in equity; or, (ii) trading securities, which are reported at fair value, with unrealized holding gains and losses for trading securities included in earnings. At December 31, 1995, the Company classified approximately $726,000 of marketable securities as available for sale. During 1996, these were reclassified to trading securities and sold in 1996. At December 31, 1997 and 1996, all marketable securities held by the Company were trading securities.

     ACCOUNTS RECEIVABLE

     Accounts receivable in the balance sheet are expected to be collected within one year and are net of estimated uncollectible amounts of $2.3 million and $344,000 at December 31, 1997 and 1996, respectively.

     INVENTORY

     Inventory, consisting primarily of food and beverage products as well as consumable supplies, is carried at the lower of cost or market. Cost is determined on the first-in, first-out basis.

                           BRISTOL HOTEL ASSET COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     DEFERRED CHARGES AND OTHER NONCURRENT ASSETS

     Deferred charges and other noncurrent assets consist primarily of financing costs which are amortized over the life of the related loan. The amount reported in the balance sheet at December 31, 1997 and 1996 are net of accumulated amortization of $180,000 and $1.1 million, respectively.

     PROPERTY AND EQUIPMENT

     The Combination and the Holiday Inn Acquisition were recorded on the basis of an allocation of the purchase price based on the fair market value of the assets acquired at the date of acquisition on the books of BHAC and its subsidiaries. Subsequent additions and improvements are capitalized at their cost, including interest costs associated with the renovation of certain hotels. The acquisition price and subsequent additions and improvements, less accumulated depreciation, are reflected on the Company's consolidated balance sheet. Capitalized interest for the years ended December 31, 1997 and 1996 were $1.3 million and $2.1 million, respectively.

     The cost of normal repairs and maintenance that does not significantly extend the life of the property and equipment is expensed as incurred. Depreciation is computed on a straight-line method over the estimated useful lives of the assets, as follows:

          Buildings                                        35-40 years
          Furniture, fixtures and equipment                3-15 years
          Automobiles and trucks                             3 years
          Leasehold improvements                     Lease term or useful
                                                     life, whichever is less

     Depreciation and amortization expense recorded for the years ended December 31,1997 and 1996 , and the eleven months ended December 31, 1995 were $39.2 million, $18.4 million and $13.5 million, respectively.

     RESTRICTED CASH

     Restricted cash consists of (i) funds placed in reserve for the replacement of furniture, fixtures and equipment and (ii) tax and insurance reserves. The Company is required to deposit monthly with various lenders amounts of three percent to four percent of hotel revenues plus the tax and insurance escrow. As tax and insurance payments are made and improvements are completed, the Company is reimbursed from the reserves.

     FOREIGN CURRENCY TRANSACTIONS

     As part of the Holiday Inn Acquisition, a subsidiary of the Company acquired six hotels in Canada. Results of operations for those hotels are maintained in Canadian dollars and translated using average exchange rates during the period. Currency transaction losses are included in net income and were $303,000 for the year ended December 31, 1997. Assets and liabilities are translated to U.S. dollars using the exchange rate in effect at the balance sheet date. Resulting translation adjustments are reflected in stockholder's equity as a cumulative foreign currency translation adjustment. Cumulative currency translation gains included in stockholder's equity at December 31, 1997 were $286,000.

     INCOME TAXES

     The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements

                           BRISTOL HOTEL ASSET COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     INCOME TAXES (continued)

     or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse.

     USE OF ESTIMATES

     The Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

     RECLASSIFICATIONS

     Certain financial statement items from the prior years for the Company have been reclassified to conform with the current presentation.

3.   ACQUISITIONS

     UNITED INNS ACQUISITION

     On January 27, 1995, United/Harvey Holdings L.P. ("Holdings") acquired the common stock of United Inns for an aggregate purchase price of $67 million plus the assumption of United Inns' liabilities. The acquisition was accounted for as a purchase and the purchase price was allocated to the net assets acquired. Under the acquisition agreement with Holdings, Harvey Hotel Companies, H. K. Huie, Jr., the Harvey Management Equity Holders and the other parties thereto, the following occurred: (1) Holdings contributed to the Parent Company all of the outstanding capital stock of United Inns, approximately $15.1 million in cash and certain cash advances previously made for the benefit of Harvey Hotel Companies in exchange for an aggregate of 68.1% of the Company's Common Stock; (2) the Harvey Management Equity Holders collectively contributed to the Parent Company 46.4% of the outstanding partnership interests in Harvey Hotel Companies in exchange for an aggregate of 20.6% of the Parent Company's Common Stock; and (3) Mr. Huie contributed 25.3% of his 50.6% outstanding partnership interest in Harvey Hotel Companies for 11.3% of the Parent Company's Common Stock. In addition, Mr. Huie and two of his daughters sold to the Parent Company approximately 27.3% of the outstanding partnership interests in Harvey Hotel Companies for approximately $15.1 million in cash plus interest.

     As a result of these transactions, Holdings, Mr. Huie and the Harvey Management Equity Holders became the stockholders of the Parent Company, the Parent Company became the sole stockholder of United Inns, the Parent Company became the indirect owner of 99% of the outstanding partnership interests in Harvey Hotel Companies, and in connection therewith, a wholly owned subsidiary of the Parent Company became the managing general partner of Harvey Hotel Companies. Subsequently, one of Mr. Huie's daughters, who did not participate in the Combination, sold her 1.0% limited partnership interest in Harvey Hotel Companies (See Note 14).

     The aggregate purchase price for Harvey Hotel Companies of $55 million in stock and cash including the interests contributed by the Harvey Management Equity Holders and Mr. Huie has been allocated, along with acquisition costs of $1 million, to the net assets acquired. The net assets contributed were valued at their estimated fair value on the basis of an independent valuation performed by Holdings and as a result of the cash

                           BRISTOL HOTEL ASSET COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



3.   ACQUISITIONS (CONTINUED)

     UNITED INNS ACQUISITION (continued)

     paid for the 27.3% owned by Mr. Huie and his two daughters. The excess of the purchase price over the net assets acquired of $71.5 million was principally allocated to land and buildings in accordance with the purchase method of accounting.

     The consolidated statements of income for the Company includes the results of operations for United Inns from February 1, 1995.

     The following unaudited pro forma summary presents the combined results of Harvey Hotel Companies as if United Inns had been acquired at the beginning of 1995. The pro forma results have been prepared for comparative purposes only and do not purport to be indicative of the results of operations that would actually have resulted had the acquisition been in effect on the date indicated (in thousands):


                                                  (Unaudited)
                                                 Month Ended
                                               January 31, 1995
                                               ----------------
Total revenues .............................      $13,142
Net income after extraordinary gain and
   pro forma income tax expense ............      $ 1,111


     HOLIDAY INN ACQUISITION

     On April 28, 1997, the Parent Company and its subsidiaries (including the Company) acquired the ownership of 45 full-service Holiday Inns and the management of an additional 15 Holiday Inn properties, three of which were owned by joint ventures in which the Company acquired a 50% interest (the owned hotels, management contracts and joint venture interests, collectively referred to as the "Holiday Inn Assets"). As consideration for the Holiday Inn Acquisition, the Parent Company and its subsidiaries paid $398 million in cash and issued 9,381,308 shares (pre-Stock Split, as defined in the Parent Company's 1997 Annual Report on Form 10K) of the Parent Company's common stock. The acquisition has been accounted for as a purchase and the results of operations of the Holiday Inn Assets have been included in the consolidated financial statements since April 28, 1997. The purchase price, including liabilities assumed in the acquisition (principally deferred tax liabilities) was allocated to the assets acquired, based upon their fair market values. The excess of the purchase price over the estimated fair market value of the net assets acquired was recorded as goodwill and is being amortized over 40 years.

     The following unaudited pro forma summary presents the results of the Company as if the Holiday Inn Acquisition and related refinancing pursuant to the New Credit Facility (see Note 6) had occurred at the beginning of 1996. The pro forma results have been prepared for comparative purposes only and are not indicative of the results of operations that would have occurred had the Holiday Inn Acquisition occurred on the date indicated.


                                                         (Unaudited)
                                                         1997        1996
                                                    -------------  --------
                                                        (in thousands)
        Total revenues...........................   $     619,671  $566,369
        Income before extraordinary item.........   $      44,093  $ 35,998
        Net income...............................   $      35,667  $ 35,998

                           BRISTOL HOTEL ASSET COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


3.   ACQUISITIONS (CONTINUED)

     OTHER ACQUISITIONS

     In addition to the Holiday Inn Acquisition, the Company completed the following single-asset acquisitions in 1997 and 1996:

                                                                                          Mortgage
           Date                                    Number            Purchase               Debt
         Acquired        Location                 of Rooms             Price               Assumed
         --------        --------                 --------             -----               -------
       December 1997   Milpitas (San Jose), CA       305          $ 4.25 million  (1)    $           --
       October 1997    St. Louis, MO                 318          $18.00 million         $  8.4 million
       January 1997    Chicago, IL                   378          $35.00 million         $           --
       May 1996        Plano, TX                     161          $ 6.30 million         $           --

    (1) The Holiday Inn - Milpitas was previously owned by a joint venture in which the Company owned a 50% interest. The Company purchased the remaining 50% interest in the venture for $4.25 million and, concurrently with the acquisition, repaid all outstanding debt associated with the property of $25.7 million.

4.   PROPERTY AND EQUIPMENT

     Property and equipment consists of the following (in thousands):

                                                                       December 31, 1997   December 31, 1996
                                                                       -----------------   -----------------
Land .............................................................         $   156,738      $    50,528
Buildings ........................................................           1,137,564          406,682
Furniture, fixtures and equipment ................................             157,099           74,827
                                                                           -----------      -----------
                                                                             1,451,401          532,037
    Less accumulated depreciation ................................             (75,925)         (26,091)
                                                                           -----------      -----------
                                                                             1,375,476          505,946
Assets held for sale (net of accumulated
    depreciation of $0 and  $4,980) ..............................                  --           38,279
Construction in progress .........................................              31,300            8,339
                                                                           -----------      -----------
                                                                           $ 1,406,776      $   552,564
                                                                           ===========      ===========


     The Company's properties are predominantly full-service hotels that operate in the upscale and mid-price with food and beverage segments of the lodging industry under franchise agreements primarily with Holiday Inn. The Company seeks to maintain a geographically diverse portfolio of hotels to offset the effects of regional economic cycles. The Company operates properties in 22 states, the District of Columbia and Canada, including 13 hotels in California, 11 in Georgia, 27 in Texas, seven in Florida, and six in Canada.

     During fiscal year 1996, the Company classified certain limited-service hotels as assets held for sale pursuant to the provisions of SFAS 121. During 1997, the Company reclassified these assets as held and used, therefore recording depreciation expense on these assets. The results of operations for these limited-service properties included in the income statement for the years ended December 31, 1997, 1996 and 1995 were (in thousands):

                                                                  Year Ended December 31,
                                                            ---------------------------------
                                                               1997        1996       1995
                                                            ----------  ---------  ----------
            Total revenues..............................    $   13,464  $  16,398  $  14,552
            Operating income............................         2,186      5,580      4,020

                           BRISTOL HOTEL ASSET COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


5.   MARKETABLE SECURITIES

     In 1995, the Company classified certain equity securities as Available-for-Sale Securities (per Statement of Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities"). Unrealized gains were reported as a separate component of stockholders' equity. In May 1996, management resolved to sell the equity securities, and accordingly, the securities were reclassified as trading securities and an unrealized gain of approximately $450,000 was recorded in earnings in 1996. These securities were sold in August 1996.

6.   LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                                                             December 31
                                                                       ------------------------
                                                                          1997           1996
                                                                       ---------      ---------
Fixed rate debt:
       7.66 % due October 27, 2009 .................................   $ 455,000      $      --
       7.458% due November 11, 2007 ................................     144,834             --
       8% due December 31, 2002 ....................................      40,263         42,126
       8.55% due January 11, 2016 ..................................      14,324         14,626
       7.25% due September 30, 1997 ................................          --          8,110
       9.5% due August 1, 2005 .....................................       8,366             --
       Non-interest bearing due December 31, 2002 ..................       7,950          9,086
Variable rate:
       7.75% Senior Term Facility due December 18, 1998 ............          --         66,976
       10.26% due January 31, 2000 .................................          --          9,300
       10.25% due December 31, 1999 ................................          --          6,899
       8.5% due September 30, 1997 .................................          --          1,500
Other long-term debt ...............................................         345          4,329
Capital leases .....................................................       3,367          1,402
                                                                       ---------      ---------
                                                                         674,449        164,354
Less current portion ...............................................      (8,137)       (15,769)
                                                                       ---------      ---------

       Long-term debt, excluding current portion ...................   $ 666,312      $ 148,585
                                                                       =========      =========

     The mortgages are amortized using varying methods as provided in the individual debt agreements. Substantially all of the Company's properties and equipment are pledged as collateral on mortgage obligations.

     The Company obtained the financing for the Holiday Inn Acquisition under a new senior term facility which provided for up to $560 million aggregate amount of term loan borrowings (the "New Credit Facility"). The New Credit Facility was utilized to repay existing debt of approximately $134 million, to fund the cash portion of the Holiday Inn Acquisition and related closing costs. The Company repaid $108 million of borrowings from the New Credit Facility in May 1997 with proceeds from the Parent Company's common stock offering. The treatment of the extraordinary costs related to the repayment of debt is more fully described in Note 8.

     On October 28, 1997, the Company completed the refinancing of its existing $560 million credit facility. The new financing (the "Refinancing") has two tranches: (a) $145 million at a fixed interest rate of 7.458%, a term of 10 years, and secured by 15 hotel properties; and, (b) $455 million at a fixed interest rate of 7.66%, a term of 12 years, and secured by 62 hotel properties. The Company and its subsidiaries are the borrowers for the Refinancing.

     The Parent Company prepaid $40 million of its Senior Notes in December 1997. The balance at December 31, 1997 on the Senior Notes was $30 million. In conjunction with the prepayment, the Parent Company amended the Senior Notes indenture to allow for a more flexible prepayment schedule.

                           BRISTOL HOTEL ASSET COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


7.   INCOME TAXES

     The following income tax calculation is presented on a pro forma basis, assuming that the Company files its federal income tax returns without benefit of the Parent Company. In reality the Company is part of the consolidated group with the Parent Company for purposes of federal income tax calculation.

     Components of income tax expense for the years ended December 31, 1997 and 1996 and the eleven months ended December 31, 1995, consist of the following (in thousands):

                                                                1997         1996         1995
                                                              --------    ---------     --------
         Federal:
            Current......................................     $ 15,357    $   7,761     $ 3,338
            Deferred.....................................        4,637        5,301        (579)
         State:
            Current......................................        1,837          488         196
            Deferred.....................................          509          333         (34)
         Canada:
            Current......................................        1,618           --          --
            Deferred.....................................          723           --          --
                                                              --------    ---------     -------

                                                              $ 24,681    $  13,883     $ 2,921
                                                              ========    =========     =======



     The Company estimates that its effective tax rate for 1997 approximated 39.9%. The actual income tax expense for the year ended December 31, 1997, is computed by applying the federal statutory income tax rate as a result of the following:

          Income tax expense at the U.S. Federal statutory rate.............   35.0%
          State income taxes, net of federal benefit........................    3.6%
          Permanent differences and effect of higher
             Canadian tax rates.............................................    1.3%
                                                                               ----
                                                                               39.9%
                                                                               ====


     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 1997 and 1996 are as follows (in thousands):

                                                                1997         1996
                                                              --------     --------
Purchase accounting adjustments to land and building ....     $246,833     $ 85,134
Other ...................................................          994           --
                                                              --------     --------
Gross deferred tax liabilities ..........................      247,827       85,134
                                                              --------     --------

Tax credits and NOL carryforwards .......................        4,011        5,502
Accrued reserves ........................................        1,823        2,192
Other ...................................................        1,496        1,821
                                                              --------     --------
Gross deferred tax asset ................................        7,330        9,515
Valuation allowance .....................................           --           --
                                                              --------     --------

Deferred tax asset ......................................        7,330        9,515
                                                              --------     --------
      Net deferred tax liability ........................     $240,497     $ 75,619
                                                              ========     ========

                           BRISTOL HOTEL ASSET COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


6.   INCOME TAXES (CONTINUED)

     The gross deferred tax liabilities relate principally to the temporary differences caused by the purchase accounting adjustments recorded as a result of the Combination and the Holiday Inn Acquisition. For financial reporting purposes, the transactions were recorded under the principles of purchase accounting and, accordingly, the basis of the assets have been adjusted to fair market value. For tax reporting purposes, the transactions resulted in the basis of the assets and liabilities being carried forward at their adjusted basis with some adjustment for certain gains recognized on the acquisition. This differing treatment has created book basis in excess of tax basis and, accordingly, the related deferred tax liabilities associated with these differences have been recorded. As the Company depreciates and amortizes the basis of its assets for book and tax purposes, it will record an expense for depreciation and amortization in excess of that claimed for tax purposes. This reversal of the temporary differences established through purchase accounting will result in the Company recording a credit to deferred tax expense for the tax effect of these differences.

     The remaining deferred tax assets are expected to be realized in future periods through the reversal of existing taxable temporary differences.

     For federal tax reporting purposes, net operating losses of $8,988,000 and tax credits of $657,000 generated by United Inns and Harvey Hotel Corporation in prior years are available to be carried forward to periods expiring as follows (in thousands):



                 YEAR OF EXPIRATION                  Federal NOL   Tax Credits
                 ------------------                  -----------   -----------
                       2001.......................   $     -         $142
                       2002.......................         -          154
                       2003.......................         -          158
                       2004.......................         -          103
                       2005.......................       3,924         58
                    2006 to 2010..................       5,064         42
                                                     ---------       ----
                                                     $   8,988       $657
                                                     =========       ====


     The losses and credits are subject to an annual loss limitation equivalent of approximately $4.8 million due to the changes in ownership of United Inns and Harvey Hotel Corporation which occurred in 1995. These carryforwards are further limited as they were incurred prior to the ownership of United Inns and Harvey Hotel Corporation by the Company. Accordingly, these carryforwards are available only to offset income and taxes associated with the operations of the hotels that generated them.

8.   EXTRAORDINARY ITEMS

     On April 28, 1997, the Company recognized an extraordinary loss of $2.2 million ($1.3 million, net of tax) related to the early extinguishment of debt with proceeds from the New Credit Facility. The Company incurred $479,000 of prepayment penalties and wrote off $1.7 million in deferred financing costs.

     The Company refinanced the New Credit Facility in October 1997 and recognized an extraordinary loss of $14.0 million ($8.4 million, net of tax) related to the early extinguishment of the New Credit Facility. The loss on extinguishment reflects the write-off of deferred financing fees related to the New Credit Facility.

                           BRISTOL HOTEL ASSET COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


9.   ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses consist of the following (in thousands):

                                                                                               December 31,
                                                                                  -------------------------------
                                                                                     1997                 1996
                                                                                  -------------     -------------
            Accounts payable..................................................    $       2,839     $       1,689
            Accrued payroll and payroll taxes.................................           15,262             5,208
            Accrued interest   ...............................................            3,779               650
            Accrued property costs............................................            1,269             1,314
            Other.............................................................            8,191             4,904
                                                                                  -------------     -------------
                                                                                         31,340     $      13,765
                                                                                  =============     =============

10.  OPERATING LEASES

     The Company leases certain land, office space and equipment under noncancellable operating lease commitments. Minimum rentals due under these agreements for the next five years and thereafter are as follows (in thousands):

      Year Ended December 31,
      -----------------------
          1998................................................     $ 11,841
          1999................................................       11,883
          2000................................................       11,954
          2001................................................       11,937
          2002................................................       11,811
          Thereafter..........................................      216,075
                                                                   --------
                                                                   $275,501
                                                                   ========

     Leases include long-term ground leases for certain hotels, generally with renewal options. Certain leases contain provisions for the payment of contingent rentals based on a percentage of sales.

     The Company leases certain hotel space to third party vendors. Future minimum rentals to be received under noncancellable operating leases that have initial or remaining lease terms in excess of one year are as follows (in thousands):


      Year Ended December 31,
      -----------------------

          1998.................................      $ 3,582
          1999.................................        3,562
          2000.................................        3,289
          2001.................................        3,116
          2002.................................        2,720
          Thereafter..........................        13,868
                                                     -------
                                                     $30,137
                                                     =======

11.  MANAGEMENT CONTRACTS

     The Company acquired the management of eight hotels in the Holiday Inn Acquisition, two of which were owned by joint ventures in which the Company owned a 50% interest. The purchase price allocated to these contracts at April 28, 1997 was $1.6 million and is being amortized on a straight-line basis over the remaining lives of the agreements, which range from one to eleven years. The amortization of the purchase price recorded in the year ended December 31, 1997 was $602,000 and management fee income was $3.3 million, $2.5 million, and $1.4 million for the years ended December 31, 1997 and 1996, and the eleven months ended December 31, 1995, respectively. These management contracts may contain provisions which allow the third party owner to terminate the contract for such reasons as sale of the property, for cause or without cause. Therefore, the Company cannot guarantee that it will continue to manage these properties to the contract expiration date.

                           BRISTOL HOTEL ASSET COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


11.  MANAGEMENT CONTRACTS (CONTINUED)

     The Company acquired the remaining 50% interest in one of the joint ventures in which it was a partner in December 1997, but no value was assigned to the agreement related to the joint venture in the Holiday Inn Acquisition.

12.  INVESTMENTS IN JOINT VENTURES

     The Company acquired 50% interests in two joint ventures in the Holiday Inn Acquisition. The purchase price allocated to these joint ventures was approximately $8.3 million and is being amortized on a straight-line basis over the estimated life of the assets acquired. Amortization expense of $460,000 was recorded in the year ended December 31, 1997.

     On December 11, 1997, the Company acquired the remaining 50% interest in the Milpitas Joint Venture for $4.25 million. Concurrently with the acquisition, the Company paid off all outstanding debt related to the property of $25.7 million. None of the original $12 million purchase price allocated to the joint ventures in the Holiday Inn Acquisition was attributed to the Milpitas Joint Venture.

13.  BENEFITS

     Health (including fully insured term life and accidental death and dismemberment), dental and disability coverage is provided to the Company's employees through the Welfare Benefit Trust (the "Trust"). The Company maintains varying levels of stop-loss and umbrella insurance policies to limit the Company's per occurrence and aggregate liability in any given year. Actual claims and premiums on stop-loss insurance, medical and disability policies are paid from the Trust. The Trust is funded through a combination of employer and employee contributions. The Trust also pays work-related injury claims which are funded by the employer for its employees in Texas. Since April 1, 1995, all employees have been eligible for participation in the benefits provided through the Trust. The Company provided $6.1 million and $2.9 million related to these benefits for the years ended December 31, 1997 and 1996, respectively.

     The Company offers a Profit Sharing Plan and Trust ("401(k) Plan") to certain employees. The 401(k) Plan is designed to be a qualified trust under Section 401(a) of the Internal Revenue Code. Under the 401(k) Plan, eligible employees are allowed to defer up to 16% of their income on a pretax basis through contributions to the Plan; however, only the first 6% of pretax income is subject to matching by the Company. The Company may elect to make matching contributions of up to 50% of the employees' matchable contributions subject to certain performance measures of the Company. The Company provided for matching contributions for the years ended December 31, 1997 and 1996 totaling $1.5 million and $135,000 respectively.

14.  COMMITMENTS AND CONTINGENCIES

     The Company is a guarantor on the 11.22% Senior Secured Notes due 2000 issued by the Parent Company. At December 31, 1997, there was $30 million outstanding on the Senior Notes.

     In connection with the Refinancing, Bristol Hotel Operating Company, ("BHOC"), a wholly-owned subsidiary of the Parent Company and an affiliate of the Company, became an additional guarantor of the Senior Notes. BHOC's sole operating asset is one property acquired in December 1997, and therefore its results of operations are not material to the guaranty.

     Substantially all of the Company's hotel properties are (or will be in the next year) operated pursuant to franchise or license agreements ("Franchise Agreements"), primarily with Holiday Inn Franchising, Inc. or its affiliates. The Company also operates hotels under franchise agreements with Marriott International, Inc., Hampton Inn (a division of Promus Hotels, Inc.), Ramada Franchise Systems, Inc. and Days Inn Inc. of America Franchising Inc. The Franchise Agreements generally require the payment of a monthly royalty fee based on gross room revenue and various other fees associated with certain marketing or advertising

                           BRISTOL HOTEL ASSET COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



14.  COMMITMENTS AND CONTINGENCIES (CONTINUED)

     and centralized reservation services, also generally based on gross room revenues. The Franchise Agreements have various durations through the year 2017, and generally may not be terminated without the payment of substantial fees. Franchise fees of $19.3 million and $4.1 million were paid during the years ending December 31, 1997 and 1996, respectively.

     The Franchise Agreements generally contain specific standards for, and restrictions and limitations on, the operation and maintenance of the hotels which are established by the franchisors to maintain uniformity in the system created by each such franchisor. Such standards generally regulate the appearance of the hotel, quality and type of goods and services offered, signage and protection of trademarks. Compliance with such standards may from time to time require significant expenditures for capital improvements.

     The Company is currently involved in certain guest and customer claims, employee wage claims and other disputes arising in the ordinary course of business. In the opinion of management, the pending litigation will not have a materially adverse effect on the Company's financial position or results of operations.

     On March 28, 1997, the Company paid approximately $663,000 to the State of Tennessee Department of Revenue in full settlement of all claims for franchise and excise tax related to United Inns, Inc.

     In connection with the administration of the Dallas County Probate Court of the estate of the deceased wife of H.H. Huie, Jr., one of Mr. Huie's daughters (the "Plaintiff"), alleged self dealing and breach of duty and trust by Mr. Huie as executor and testamentary trustee under his wife's will and in connection with his actions as the managing general partner of Harvey Hotel Company and related partnerships and ventures (the "Probate Proceeding"). Several of the Company's officers and certain subsidiaries were also named defendants in the Probate Proceeding. In November 1995, the Company and the Plaintiff entered into a settlement agreement and release (the "Settlement Agreement") pursuant to which Plaintiff agreed to release the Company, including its subsidiaries, from the lawsuit. Pursuant to the Settlement Agreement, the Company paid an aggregate of $2.4 million for the Plaintiff's 1% interest in Harvey Hotel Company and a full release from all claims and causes of action. However, at that time, the named officers remained defendants in the Probate Proceeding. In the summer of 1996, during continuing mediation with the officers, the Plaintiff threatened the Company with further action, claiming fraud and misrepresentation in the negotiation of the November 1995 Settlement Agreement. In August 1996, there was a final resolution of the Probate Proceeding, a result of which the Company paid an additional $0.75 million for the full satisfaction of all claims and causes of action which could be asserted against the Company, its subsidiaries or its officers. The Company had reserved $1.65 million for this litigation. As a result, the Company recognized $0.9 million ($0.6 million after tax) as other income during the third quarter of 1996.

     All of the owned hotels of the Company have undergone Phase I environmental assessments which generally provide a physical inspection and data base search but not soil or groundwater analysis. In addition, most of the Company's hotels have been inspected to determine the presence of asbestos-containing materials ("ACM's"). While ACM's are present in certain of the Company's properties, operations and maintenance programs for maintaining such ACM's have been implemented, or the ACM's have been scheduled to be or have been abated, at such hotels. None of the environmental assessments conducted to date has revealed any environmental condition that management believes would have a material adverse effect on the Company's business, assets or results of operations, nor is management aware of any such condition. However, it is possible that these assessments have not revealed all potential environmental liabilities or that there are material environmental liabilities of which management is not aware.

     In September 1995, the Company disposed of certain of its non-hotel properties to HH Land Company, L.P. ("HH Land Company"). Upon acquisition of the non-hotel properties, HH Land Company assumed all liabilities associated with the non-hotel properties through a formal indemnification agreement, including environmental

                           BRISTOL HOTEL ASSET COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



14.  COMMITMENTS AND CONTINGENCIES (CONTINUED)

     liabilities associated with the properties. The Company remains contingently liable for the environmental costs associated with the properties. At such time that the Company determines that it is not probable that HH Land Company will fully pay the remediation costs related to the disposed properties, the Company will recognize such liabilities.

     The Company leases the land underlying several of its hotels under various long-term leases through the year 2063. Lease payments under the agreements were $10.9 million and $2.6 million for the years ended December 31, 1997 and 1996, respectively.

     The Company and H. K. Huie, Jr. ("Mr. Huie") representing various land ventures, are co-borrowers of funds secured by Harvey Hotel - DFW Airport, Harvey Hotel - Dallas, and Bristol Suites and the various related land parcels. The Company and Mr. Huie agreed to an assignment of the debt to the various unrelated land ventures resulting in the assignment of 23.73%, 24.24% and 22.18% of the debt associated with the borrowings for each property, respectively. The related land parcels underlying each hotel are owned by Mr. Huie through the land ventures. The total debt and the amount allocated to Mr. Huie are as follows (in thousands):


                                                       1997                        1996
                                                 ----------------------    --------------------
                                                 Total       Allocated      Total     Allocated
                                                 Debt         to Huie       Debt      to Huie
                                                 --------    ----------    --------  ----------
               Harvey Hotel - DFW Airport        $ 24,275    $   5,762     $ 25,581  $   6,071
               Harvey Hotel - Dallas                7,442        1,802        7,600      1,843
               Bristol Suites                      19,378        4,298       20,756      4,604

     The Company is jointly and severally liable in the event of nonpayment by Mr. Huie of the debt allocated. For December 31, 1997, the allocated amounts have not been reflected in the consolidated financial statements of the Company. However, the Company does not record interest expense on the allocated debt because payments made to Mr. Huie are appropriately recorded as rental expense under the related land leases. The land parcels at the respective hotels are security for the additional liability.

15.  RELATED PARTY TRANSACTIONS

     HOTEL PROPERTIES AGREEMENT

     Concurrently with the Holiday Inn Acquisition, the Company, and Holiday Corporation and its affiliates (collectively, "HC") entered into a hotel properties agreement (the "Hotel Properties Agreement"). Pursuant to the Hotel Properties Agreement, the Company will offer to HC the opportunity to enter into a standard HC franchise agreement for each hotel that the Company acquires, manages or develops that meets specified criteria. The Hotel Properties Agreement requires that 85% of the rooms in the Company's owned, leased and managed hotels be operated under a Holiday Inn brand, subject to certain limitations. The above provisions of the Hotel Properties Agreement will expire the earlier of (i) the date that HC terminates it obligation at any time following 24 months after the Holiday Inn Acquisition (the "Holiday Notice") and (ii) HC no longer holds a controlling interest in the franchisor of the Holiday Inn brands.

     Additionally, the Company has a right of first refusal on any entity or other interest meeting certain criteria that HC wishes to acquire or develop, subject to certain limitations. HC can terminate its obligation under this provision in accordance with the Holiday Notice.

     The Company has agreed to enter into Franchise Agreements with HC pursuant to which certain Bristol properties will be rebranded to Holiday Inn brands, subject to normal franchising procedures. Franchise

                           BRISTOL HOTEL ASSET COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



15.  RELATED PARTY TRANSACTIONS (CONTINUED)

     HOTEL PROPERTIES AGREEMENT (continued)

     fees for these rebranded hotels will equal 0% of room revenue for 1997, 1% in 1998, 3% in 1999 and 5% in 2000. Amounts paid to HC pursuant to these Franchise Agreements and related marketing, advertising and reservation services were $21.7 million in the year ended December 31, 1997, consisting primarily of franchise royalty fees of $13.0 million and franchise marketing fees of $4.5 million.

     INTERIM SERVICES AGREEMENT

     The Company entered into an interim services agreement (the "ISA Agreement") with Holiday Hospitality Corporation ("HHC") for HHC to provide certain accounting, payroll, employee benefit, training, treasury, management information and construction and design services to Bristol for a transition period following the Holiday Inn Acquisition. In consideration for such services, the Company reimbursed HHC for the estimated cost incurred in connection with providing the services, totaling $1.3 million for the year ended December 31, 1997. The ISA Agreement expired in October 1997.

16.  FAIR VALUE

     The Company has estimated the fair value of its financial instruments at December 31, 1997 as required by Statement of Financial Accounting Standards No. 107, "Disclosure about Fair Value of Financial Instruments." The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are reasonable estimates of their fair values. Marketable securities are carried at fair value, which is determined based upon quoted market prices. The carrying values of variable and fixed rate debt are reasonable estimates of their fair values.

17.  SUBSEQUENT EVENT - OMAHA ACQUISITION

     On February 2, 1998, the Company announced that it had entered into a definitive agreement to acquire 20 Midwestern hotels from Omaha Hotel, Inc. for $19.1 million in cash, 1.43 million shares of the Parent Company's common stock and $40.9 million of assumed debt. The portfolio consists of nine full-service Holiday Inns, five Holiday Inn Express hotels, five Hampton Inns and one Homewood Suites with locations in Omaha, Nebraska; Moline, Illinois; Davenport, Iowa; central Kansas and Midland/Odessa, Texas. The acquisition is anticipated to close in April 1998.

18.  SUBSEQUENT EVENT - PROPOSED MERGER

     On March 24, 1998, the Parent Company announced a proposed merger with FelCor Suite Hotels, Inc.("FelCor"), subject to approval by shareholders of both companies and final documentation. Under the terms of the proposed merger, FelCor will acquire the real estate holdings of the Company and the Parent Company in return for 31.7 million shares of newly issued FelCor stock. Prior to the merger, the Parent Company will spin off, as a taxable dividend, all of its non-real estate holdings into a newly formed public company to be known as Bristol Hotels & Resorts, Inc. ("New Bristol").

     Each of the Parent Company's outstanding common shares will be exchanged for .685 shares of FelCor common stock. In addition, Parent Company shareholders will receive a taxable distribution of one share of New Bristol common stock for each share of Parent Company's common stock.

     The merger is expected to close by the end of June 1998.